UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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UQM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont, Colorado 80504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 3, 2011

The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 3, 2011, at 10:00 a.m., Denver Time at the Golden Hotel, 800 Eleventh Street, Golden, Colorado 80401 for the following purposes:

    To elect a Board of seven directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

    To consider and vote upon a proposal to ratify the appointment of Grant Thornton LLP to act as independent auditors for the fiscal year ending March 31, 2012.

    To conduct an advisory vote on compensation for our named executives.

    To conduct an advisory vote on the frequency of future advisory votes on compensation for our named executives.

    To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at June 6, 2011. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

June 7, 2011	By order of the Board of Directors
/s/ DONALD A. FRENCH
Donald A. French, Secretary

YOUR VOTE IS IMPORTANT. Please vote, whether or not you expect to attend the Annual Meeting, as soon as possible. You may vote by using the internet or by telephone or by signing and returning the paper proxy card by mail. Your vote is being solicited by the Board of Directors. If you attend the meeting, you may vote in person even though you have submitted a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON AUGUST 3, 2011

Our Proxy Statement and fiscal year 2011 Annual Report to Shareholders are available online at www.envisionreports.com/UQM.

PROXY STATEMENT

____________________________

UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont, Colorado 80504

____________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 3, 2011

____________________________

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of shareholders, which will be held at the Golden Hotel, 800 Eleventh Street, Golden, Colorado 80401 on August 3, 2011, at 10:00 a.m. Denver time.  On June 17, 2011, we began mailing to shareholders of record either a Notice of Internet Availability of Proxy Materials ("Notice") or this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement describes issues on which we would like you to vote at our annual meeting of shareholders. It also gives you information on these issues so that you can make an informed decision.

The expense of this solicitation is being borne by the Company. Further solicitation of proxies may be made by telephone or oral communication by regular employees of the Company.

Our Board of Directors has made this proxy statement and proxy card available to you on the Internet because you own shares of UQM Technologies, Inc. common stock, in addition to delivering printed versions of this proxy statement and proxy card to certain shareholders by mail.

When you vote by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint Donald A. French and Eric R. Ridenour as your representatives at the annual meeting. They will vote your shares at the annual meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice in the mail. We are sending the Notice to most shareholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.envisionreports.com/UQM.

 Who is entitled to vote?

Holders of our common stock at the close of business on June 6, 2011 are entitled to vote. As of that date there were 36,290,287 shares of our $0.01 par value common stock outstanding, each share being entitled to one vote. There are no other classes of voting securities.

How do I vote?

Shareholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Shareholders also may attend the meeting and vote in person. If you own common shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

You may vote by using the Internet.  The address of the website for Internet voting is www.envisionreports.com/UQM.  Internet voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on August 3, 2011. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

You may vote by telephone.  The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on August 3, 2011. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in "street name," you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

sending written notice of revocation to our Corporate Secretary at 4120 Specialty Place, Longmont, CO 80504; or

voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the annual meeting and what is the required vote on each proposal?

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of common stock entitled to vote will constitute a quorum. If a quorum is present, we can hold the annual meeting and conduct business. If a quorum is present, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote for each of proposals number 1, 2 and 3 is required for passage. For proposal number 4, the frequency receiving the highest number of votes will be considered the recommendation of the shareholders. Cumulative voting is not allowed on any proposal.

Shares that either abstain from voting on a proposal presented or which lack authority to vote will have no effect in the tabulation of votes on such proposal although they will be counted toward the presence of a quorum.

No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

On what items am I voting?

You are being asked to vote on four items:

to elect seven directors nominated by the Board of Directors and named in the proxy statement to serve until our 2012 annual meeting of shareholders;

to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement;

to indicate your preference, on an advisory basis, as to whether future advisory votes on executive compensation should be held every one, two or three years; and

to ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending March 31, 2012.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, for each of the seven (7) director nominees you may:

vote FOR the nominee for director; or

vote WITHHOLD the nominee for director

At the annual meeting, a nominee will only be elected if the number of votes cast "for" the nominee's election is greater than the number of votes cast to "withhold" that nominee.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

reduce the number of directors that serve on the Board, or

designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote on the proposal to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

vote FOR the approval, on an advisory basis, of executive compensation;

vote AGAINST the approval, on an advisory basis, of executive compensation; or

ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote. If you abstain from voting on the proposal, it will have no effect in the tabulation of votes.

How may I vote on the proposal to indicate, on an advisory basis, my preference for the frequency of future advisory votes on executive compensation?

With respect to this proposal, you may vote to indicate your preference as follows:

an advisory vote on executive compensation every THREE years;

an advisory vote on executive compensation every TWO years;

an advisory vote on executive compensation every ONE year; or

ABSTAIN from voting on the proposal.

Unlike the other proposals you are voting on, there is no threshold vote that must be obtained for this proposal to "pass". For this proposal, the frequency receiving the highest number of votes will be considered the recommendation of the shareholders. The Board will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.

How may I vote for the proposal to ratify the appointment of our independent registered public accountants, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

vote FOR the ratification of the accountants;

vote AGAINST the ratification of the accountants; or

ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy. If you abstain from voting on the proposal, it will have no effect in the tabulation of votes.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote as follows:

FOR all seven director nominees;

FOR the approval, on an advisory basis, of executive compensation;

for an advisory vote on executive compensation every ONE year; and

FOR the ratification of the appointment of our independent registered public accountants.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

FOR all seven director nominees;

FOR the approval, on an advisory basis, of executive compensation;

for an advisory vote on executive compensation every ONE year; and

FOR the ratification of the appointment of our independent registered public accountants.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If your shares are held in street name through a bank or broker, your bank or broker may only vote your shares under certain limited circumstances if you do not provide voting instructions before the annual meeting, in accordance with New York Stock Exchange ("NYSE") rules that govern the banks and brokers. These circumstances include voting your shares on "routine matters," such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Broker non-votes that are represented at the annual meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against any non-routine matter.

IN ORDER TO HAVE YOUR VOTING PREFERENCES ON PROPOSAL NUMBER 1, 2 and 3 REFLECTED IN THE VOTING TABULATION YOU MUST PROVIDE INSTRUCTIONS DIRECTLY TO YOUR BANK OR BROKERAGE FIRM VIA TELEPHONE OR THE INTERNET OR BY VOTING AND MAILING THE PAPER PROXY CARD MAILED TO YOU.

What do I need to show to attend the annual meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of UQM Technologies, Inc. common stock as of June 6, 2011) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the annual meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the Fiscal Year 2011 Annual Report to Shareholders are available on our website located at www.uqm.com. Instead of receiving paper copies in the mail, shareholders can elect to receive future annual reports and proxy materials over the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to you, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

To request electronic delivery of future materials please contact our transfer agent Computershare Trust Company, N.A. by telephone free of charge at 1-866-641-4276 or by e-mail at investorvote@computershare.com.

Will the voting results be announced by the Company?

Yes. We will report the voting results on Form 8-K within four business days following the conclusion of the Annual Meeting of Shareholders. The Form 8-K is available through our website at www.uqm.com or at www.sec.gov .

Householding of Annual Meeting Materials

We, along with some banks, brokers and other nominee record holders may be participating in the practice of "Householding" proxy statements and annual reports. This means that only one copy of the Company's Notice of Internet Availability Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders sharing a household. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Secretary of the Company, UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504, telephone: (303) 682-4900. Any Shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors sets the number of directors. The Board of Directors currently consists of seven members. The Board of Directors has nominated seven candidates to stand for re-election to the Board of Directors, four of whom are independent directors, as defined in the applicable rules of the Securities and Exchange Commission and the NYSE Amex Stock Exchange ("NYSE Amex"). The other three members are the Company's Chief Executive Officer and the Company's Chief Financial Officer and the Chairman of the Board of Directors. Proxies may not be voted for more than seven persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect seven members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

This space intentionally left blank.

Name	Age	Position with the Company	Officer or Director Since	Business Experience

William G. Rankin	67	Chairman of the Board	1994	Chairman of the Board of Directors since February 2000; Chief Executive Officer from August 1999 through November 2010; President and Chief Operating Officer from January 1996 through August 2010.

Eric R. Ridenour	52	President and Chief Executive Officer	2010

Chief Executive Officer since December 2010. President and Chief Operating Officer since September 2010. Consultant from September, 2007 to August 2010. Chief Operating Officer, the Chrysler Group and member of the Board of Management, DaimlerChrysler AG from September 2005 to August 2007.

Donald A. French	55	Treasurer, Secretary and Chief Financial Officer	1987	Treasurer, Secretary and Chief Financial Officer since 1987.

Stephen J. Roy	61	Director, Member of the Audit Committee and Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director- Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.

Lieutenant General Jerome H. Granrud (Retired)	74	Director, Member of the Audit Committee and Governance and Nominating Committee	2002	Business Consultant since 1996. Commanding General US Army Japan and IX Corps from 1992 to 1994. Army General Staff 1986 to 1992.

Donald W. Vanlandingham	71	Director, Member of the Compensation and Benefits Committee and Governance and Nominating Committee	2003

Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Officer of Ball Aerospace and Technologies Corporation from 1996 to 2002.

Joseph P. Sellinger	65	Director, Member of the Audit Committee and Compensation and Benefits Committee	2008	Retired since 2006; Vice President Anheuser Busch Companies and Chairman, President and Chief Executive Officer of the Anheuser Busch Packaging Group from 2000 to 2006.

We have provided below information about each nominee's specific experience, qualifications, attributes or skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate strategy.

Mr. Rankin, our Chairman, has been a member of our Board for over a decade and, until his retirement in November 2010, our Chief Executive Officer. In that position and others he served as an executive officer of the Company for a total eighteen years. Mr. Rankin brings to the Board a deep understanding of the Company, its technologies, customers, competitors and the industry in which we operate. We believe his historical knowledge of our research and product development efforts as well as his industry relationships cultivated over the last decade and a half provide valuable insight and guidance for our current management. The Board benefits from this continuity of knowledge and experience.

Mr. Ridenour, our Chief Executive Officer, was appointed to the Board in September 2010. The Board believes it is critical that Mr. Ridenour be a member of the Board to align the leadership and operation of the Company with the Board's oversight and direction. Mr. Ridenour, with nearly three decades of experience in the automotive industry brings deep and valuable industry knowledge and relationships to the Company. Mr. Ridenour's experience as Chief Operating Officer of the Chrysler Group and member of the Board of Management, of DaimlerChrysler AG along with several other prior senior level appointments, brings expertise and insight to the Company as we launch the volume production phase of our products. From his experience with other companies, he brings an outside perspective and new ideas to the management of the Company.

Mr. French, our Chief Financial Officer since 1987, has been a director since 2009. He brings to the Board helpful historical knowledge of the Company's finances, customers, suppliers, employees, shareholders and operations. His long relationship with the Company's investors and investment analysts that follow the Company provides insight to the Board as it plans the Company's long-term strategy. His financial analysis provides this Board with critical information in addressing the Company's needs.

Mr. Granrud, an independent director of the Company for almost a decade, is a retired Lieutenant General of the United States Army. His military career included experience as a commanding general of an overseas Army level command and Army General Staff responsibility for multi-billion dollar annual budgeting and programming for Army equipment modernization, material requirements and force design. His analytical skills and leadership, planning and execution experience provide valuable insight to the Board as it oversees the Company through its recent periods of growth and it maturation to producing in volume the technology it has developed.

Mr. Roy has been an independent director of the Company for over a decade. With 30 years of investment banking experience and eight years' experience as a principal and co-founder of a private equity business, Mr. Roy brings valuable insight to the Company in finance and accounting, capital markets and business analysis. Mr. Roy has the financial background and skills to serve as an "audit committee financial expert."

Mr. Sellinger, a retired President and Chief Executive Officer of the Anheuser Busch Packaging Group, brings extensive senior management experience and insight to the Board. From his experience running a high volume manufacturing business with annual sales in excess of $1 billion, he provides valuable insight to the Board on operations, planning and implementation of strategy, risk management and other issues as the Company launches volume production of its products.

Mr. Vanlandingham has been an independent director of the Company for eight years. He brings several years of leadership and management experience for a major technology and manufacturing Company to his role on the Board. With experience in overseeing development of technology and complex equipment with attention to development schedules and budgets, he brings valuable insight to the Board as it oversees the Company's operations and strategy.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

During the fiscal year ended March 31, 2011, the Board of Directors held meetings on eight occasions. The Company encourages directors to attend the Annual Meeting of Shareholders each year. At the last Annual Meeting of Shareholders held August 4, 2010, all members of the Board of Directors attended. Each incumbent director attended or participated in more than 75 percent of the meetings of the Board of Directors and Board committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The independent directors serving on the Board of Directors periodically meet as a group without management present. None of the directors listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to serve as a director of the Company.

Selecting Nominees for Director

The Board has delegated to the Governance and Nominating Committee the responsibility for reviewing and recommending to the Board nominees for director. The Governance and Nominating Committee in evaluating director candidates, considers factors such as professional background and skills, age and business experience, personal character and values, ethical standards, diversity, existing outside commitments and planned future commitments, among other things. However, the Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

The Governance and Nominating Committee is responsible for recommending nominees for election at the Annual Meeting of Shareholders and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Governance and Nominating Committee may use a variety of sources to identify new candidates such as recommendations from independent directors or members of management, search firms, discussions with business associates and other persons who may know of suitable candidates to serve on the Board and shareholder recommendations. Evaluation of candidates typically includes a review of the candidate's qualifications by the Governance and Nominating Committee based upon the factors described above, interviews with one or more members of the committee and interviews with one or more members of the Board. The Governance and Nominating Committee then recommends suitable candidates to the full Board who then approves or rejects the nominee.

The Governance and Nominating Committee will consider director candidates proposed by shareholders using the same evaluation criteria as for candidates recommended from other sources. Any shareholder interested in submitting a prospective nominee for consideration by the Board of Directors should submit the candidate's name and qualifications addressed to: Corporate Secretary at 4120 Specialty Place, Longmont, Colorado 80504.

Board Diversity

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including, national and international business, operations, manufacturing, finance and investing, management, entrepreneurship, government and science, research and technology. While we do not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of the Board's core strengths. When identifying and selecting director nominees, the Governance and Nominating Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise together with considering diversity of race, gender and national origin of potential director candidates. We believe that the resulting diversity of directors allows the Board to engage in honest and challenging discussions, in service of the best decisions for the Company and its shareholders. The diversity of our directors' skills allows each director an opportunity to provide specific leadership in his or her respective areas of expertise.

Board Leadership Structure

We have a Board leadership structure whereby the positions of Chairman of the Board of Directors and Chief Executive Officer are separate. We believe this structure provides the Board with independent leadership and oversight of management and allows the Chief Executive Officer to concentrate on the Company's business operations.

Our Board of Directors is comprised of seven directors, four of whom are independent directors. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of our directors, see "Election of Directors" in this proxy.

Our Board has three committees - Audit, Compensation and Benefits, and Governance and Nominating. Each of these committees is comprised entirely of independent directors. For additional information on the responsibilities of each of these Board committees see "Committees of the Board" in this proxy statement. The Audit Committee and Compensation and Benefits committees are each led by a committee chair. The Governance and Nominating Committee does not have a lead director or chair.

Mr. Roy serves as the committee chair and independent financial expert on the Audit Committee and in this role exercises substantial influence and judgment over the Company's financial affairs and financial reporting. All of our independent directors are encouraged to, and do, actively participate in the development of the Company's business strategy in collaboration with the Chief Executive Officer and in the general oversight of the Company's operations and financial affairs.

Mr. Vanlandingham serves as the committee chair of the Compensation and Benefits Committee. In this role he exercises substantial influence and judgment over the Company's compensation practices, particularly as it relates to the structure and competitiveness of the Company's executive compensation.

We believe the current Board leadership structure facilitates effective communication, oversight and governance of the Company consistent with the best interests of the Company's shareholders and other stakeholders.

Board Risk Oversight

Our Company faces a number of risks including financial, operational, reputational, credit and liquidity, governance and regulatory. The Chief Executive Officer and Chief Financial Officer are primarily responsible for identifying, assessing and managing these risks. The Board of Directors provides additional risk oversight in several ways including; 1) discussing internal controls and financial reporting annually through review and approval of the Company's annual budget, including a review of potential risks that could negatively impact the proposed budget and plan; 2) performing regular reviews with management regarding the Company's liquidity and capital requirements; and 3) engaging in periodic discussions regarding operational, regulatory and other risks with our Chief Executive Officer, Chief Financial Officer, and other Company officers, as it deems appropriate.

Committees of the Board

The Board of Directors has an Audit Committee, Compensation and Benefits Committee and a Governance and Nominating Committee. The Audit Committee has a written charter adopted by the Board of Directors that specifies its duties including assisting the Board of Directors in its general oversight of the Company's financial reporting, internal controls and audit functions, and its direct responsibility for the appointment, retention, compensation and oversight of the independent auditors. A copy of the Company's Audit Committee charter is available on our website at http://www.uqm.com/audit_charter.php . The Audit Committee consists of three directors, Messrs. Roy, Granrud and Sellinger, and met four times during fiscal 2011. All members of the Audit Committee are independent directors as defined in applicable rules of the NYSE Amex and the Securities and Exchange Commission ("SEC"). The Board has determined that Mr. Roy meets the qualifications of an "audit committee financial expert" in accordance with SEC rules. See also "Report of the Audit Committee" below.

The Compensation and Benefits Committee reviews the performance and compensation of the Company's Chief Executive Officer and administers the 2002 Equity Incentive Plan, Employee Stock Purchase Plan and Stock Bonus Plan. The Compensation and Benefits Committee consists of three directors. Messrs. Roy, Vanlandingham and Sellinger, and met six times during fiscal 2011. Mr. Vanlandingham serves as chair of this committee. All members of the Compensation and Benefits Committee are independent directors as defined in applicable rules of the NYSE Amex and the SEC. The Compensation and Benefits Committee has a written charter specifying its responsibilities.

The Governance and Nominating Committee considers such matters as whether the size and composition of the Board is appropriate in the context of the Company's business operations, monitors and addresses issues related to corporate governance and suggests changes when it deems appropriate. The Governance and Nominating Committee has a written charter specifying its responsibilities. See also "Selecting Nominees for Director" above. All members of the Governance and Nominating Committee are independent directors as defined in applicable rules of the NYSE Amex and the SEC. The Governance and Nominating Committee consists of two directors, Messrs. Granrud and Vanlandingham. The Governance and Nominating Committee met one time during fiscal 2011.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation and Benefits Committee currently consists of three outside directors, Messrs. Roy, Vanlandingham and Sellinger. During the fiscal year ended March 31, 2011, Messrs. Roy, Vanlandingham and Sellinger were not officers or employees of the Company or its subsidiaries, were not former officers or employees of the Company or its subsidiaries and did not have any relationship with the Company or its subsidiaries requiring disclosure.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that any communications from shareholders be in writing and addressed to the Board in care of the Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504. The name of any specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also authorized the Corporate Secretary, prior to forwarding any correspondence, to review the correspondence, and in his discretion, not to forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers, employees, consultants, representatives and agents. The Code of Ethics and Business Conduct is available on our website at http://www.uqm.com/UQMcode.php .. If the Company makes any substantive amendments to the Code of Ethics and Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The Committee appointed the independent auditors Grant Thornton LLP to serve for the fiscal year ended March 31, 2011 and this selection was ratified by the Company's shareholders on August 4, 2010. The Committee reviewed and discussed the financial statements included in the Quarterly Reports on Form 10-Q and the audited financial statements in the Annual Report for the fiscal year ended March 31, 2011 with Grant Thornton LLP. The meetings and discussions included the matters required to be discussed by Statement of Auditing Standards No. 61. The Committee also reviewed with management and the independent auditors the reasonableness of significant judgments and the clarity and quality of disclosures in the financial statements, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The independent auditors also provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board ("PCAOB"). The Committee discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures required by the PCAOB and considered whether the independent auditors' provision of non-audit services is compatible with the auditors' independence.

In accordance with the Audit Committee policy and applicable law, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). Non-audit services, such as tax return preparation, are provided by service providers other than Grant Thornton LLP.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit and met with the auditors, to discuss the results of their examinations, their consideration and testing of the Company's internal controls as part of their audit, and the overall quality of the Company's financial reporting. The Committee also reviewed the Company's disclosure controls. Four Audit Committee meetings were held during the fiscal year.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2011 and filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Stephen J. Roy

Jerome H. Granrud

Joseph P. Sellinger

June 7, 2011

                     1The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

MANAGEMENT

The executive officers of the Company are:
Name	Age	Position

Eric R. Ridenour	52	President and Chief Executive Officer

Donald A. French	55	Treasurer, Secretary and Chief Financial Officer

Ronald M. Burton	57	Senior Vice President of Operations

Jon Lutz	42	Vice President of Engineering

Eric R. Ridenour joined the Company in September, 2010 as President and Chief Operating Officer and was appointed to the Board of Directors. In December 2010, Mr. Ridenour assumed the additional responsibility of Chief Executive Officer. Prior to joining the Company, Mr. Ridenour was a consultant from September 2007 to August 2010. From September 2005 to August 2007 Mr. Ridenour Served as Chief Operating Officer of the Chrysler Group and was a member of the Board of Management, DaimlerChrysler AG.

Donald A. French has served as Treasurer, Secretary and Chief Financial Officer since he joined the Company in 1987 and has been a member of the Board of Directors since 2009.

Ronald M. Burton has served as Senior Vice President of Operations since September, 2007. Mr. Burton served as Vice President of Operations from March 2004 through September 2007. From 2001 to 2004 Mr. Burton was employed by Stature Electric, Inc., a motor manufacturing Company, as Vice President of Sales and Engineering. From 1989 to 2001, Mr. Burton was employed by Globe Motors, a motor manufacturing Company, where he served as Director of Engineering and Operations since 1993, and prior to that as Director of Engineering.

Jon Lutz was appointed Vice President of Engineering on April 1, 2011. Mr. Lutz served as Vice President of Technology from September, 2007 to March 2011. From 2000 to 2007, Mr. Lutz served as Director of Engineering and prior to that as Motor Group Manager and Motor Magnetics Design Engineer. Mr. Lutz joined the Company in February 1993.

There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. The Company is required to report in this statement any failure to file timely reports with the Securities and Exchange Commission during fiscal 2011. Based solely on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2011 with the exception of a filing by Mr. Rankin reporting the grant of common stock and stock options which was filed two days after the due date and a filing by Mr. Lutz relating to the exercise of stock options and the sale of the resulting shares, which was filed five days after the due date.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation programs are designed with the objectives of attracting, motivating and retaining highly qualified executives, providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.

Our management compensation program has three primary components:

Base pay	Provides an annual salary level consistent with market conditions, the individuals' position, responsibility and contributions.

Bonus	Provides variable cash compensation based on the achievement of Company, organizational and individual performance objectives.

Long-term equity-based incentive pay

Aligns a portion of each executive's annual compensation to the long-term success of the Company and encourages an ownership mindset that aligns the interests of management with those of the Company's other shareholders.

The base pay component of executive compensation is specified in employment agreements with our executive officers. It may be increased, but not decreased, by the Board at anytime and is payable semi-monthly in cash. Bonus payments are performance based payments that are payable annually in cash. Long-term equity-based incentive awards consist of shares of the Company's common stock, stock options to acquire shares of the Company's common stock or a combination of both. Cash bonus payments and long-term incentive grants in fiscal 2011 were based principally on subjective criteria determined by our Compensation and Benefits Committee based on its deliberations regarding accomplishments and successes achieved collectively and individually by Company executives during fiscal 2010 that, in the Committee's judgment, contributed value to the Company and its shareholders. Accomplishments considered by the Committee in establishing executive compensation for fiscal 2010, which were principally subjective, included the following:

  successfully building a customer supply relationship with CODA Automotive and entering into a supply agreement framing the procedures and terms of future purchase orders;
  completing a successful grant application that led to the award of a $45.1 million assistance award from the U.S. Department of Energy ("DOE") and successfully negotiating the terms with the DOE to enable the completion of the award;
  locating, successfully negotiating and closing the purchase and renovation of a new manufacturing facility that is four times larger than our previous facility and supports future growth at an attractive investment;
  successfully completed the relocation of our operations to the new facility with minimal disruption in operations;
  successfully completing the recruiting and hiring of numerous seasoned professional engineering and production personnel to execute the launch of high volume manufacturing operations;
  successfully completing the design, sourcing and setup of high volume manufacturing lines; and
  successfully completing the design and qualification of products that can be volume manufactured at competitive price points.

The Compensation and Benefits Committee also considered a number of other subjective factors in setting bonus compensation and long-term incentive compensation for each executive officer including each executive officers contribution to a variety of subjective Company-wide goals such as new customer and market development activities, supply chain optimization and improvement, technology base enhancements, new product development and launch activities, enhancement to the liquidity and visibility of the Company's common stock in the public trading markets and financing and capital raising activities, among other things.

The Company's executive officers may participate in benefit plans generally available to all employees including health, dental and life insurance, long-term disability insurance, flexible spending accounts, 401(k) retirement plan and employee stock purchase plan. Each executive also receives health and life and certain other benefits more fully described below under the heading "Employment Agreements - Health and Life Insurance and Other Benefits."

While the Compensation and Benefits Committee does not benchmark executive compensation, the compensation levels for the three primary elements of executive compensation are generally set to establish pay levels that are competitive with those of the identified peer group of companies. The amount of compensation allocated to each of the elements of compensation varies by individual and is based on the responsibility level of the individual and the attainment of Company-wide and individual goals.

The Compensation and Benefits Committee is composed of three members of our Board of Directors. Each of the Committee members are independent directors as defined in applicable rules of the NYSE Amex and the SEC. The Compensation and Benefits Committee does not delegate its authority to establish executive compensation to any other persons. The Committee recommended to the Board of Directors the total compensation (and each of the individual elements of compensation) for William G. Rankin, Chairman and Chief Executive Officer through November 30, 2010, the date he retired as Chief Executive Officer and Eric R. Ridenour who was appointed Chief Executive Officer on December 1, 2010, which subsequently approved the Committee's recommendation without change. The Committee also recommended the compensation of the other executive officers with input from the Chief Executive Officer. These recommendations were subsequently approved by the Board of Directors without modification.

The Compensation and Benefits Committee uses the compensation and benefit consulting firm Towers Perrin to assist it in establishing appropriate compensation for the Company's executives. The Committee reviews compensation data from a peer group of twenty alternative energy companies that it believes compete with the Company in the marketplace for executive talent. The peer group companies are: Mechanical Technology Inc, SatCon Technology Corporation, Enova Systems Inc, Active Power Inc, Quantum Fuel Systems Technologies Worldwide Inc, Hydrogenics Corporation, Beacon Power Corporation, Valence Technology Inc, Capstone Turbine Corporation, Ultralife Batteries Inc, Altair Nanotechnologies Inc, Maxwell Technologies Inc, Plug Power Inc, MGP Ingredients Inc, Nova Biosource Fuels Inc, Amerigon Inc, Verenium Corporation, Medis Technologies Ltd, Pacific Ethanol Inc and EMCORE Corporation. The Company anticipates that it may engage a compensation consultant at an interval of every three to five years to assist it in evaluating the competitiveness of its executive compensation program.

We have entered into multi-year employment agreements with our Chief Executive Officer, Chief Financial Officer, Senior Vice President of Operations and Vice President of Engineering that contain voluntary and involuntary severance payment provisions, including change in control severance payments, post-retirement medical insurance and provide a modest program of executive perquisites and personal benefits as are further described in the section "Employment Agreements" below.

Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions in the peer group of companies, as well as the experience and performance of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Compensation and Benefits Committee. Base salaries are reviewed annually by the Compensation and Benefits Committee and the Board of Directors and may be adjusted (upward only, in accordance with the terms of executive employment agreements) from time to time coincident with our annual review.

During fiscal 2011, the approximate increase in base salary for each executive, other than Mr. Ridenour who joined the Company in September, 2010, is as follows: Mr. Rankin 8.7%, Mr. French 8.7%, Mr. Burton 9.5% and Mr. Lutz 4.3%. Increases in base salary for Messrs. Rankin, French, Burton and Lutz during fiscal 2011 consisted of cost of living and merit based adjustments, as well as, an adjustment to position each executive's base salary in the mid-range of our peer group of companies. On September 1, 2010 the Company hired Mr. Ridenour as President and Chief Operating Officer at an annual base salary of $390,000. Mr. Ridenour also received a cash signing bonus of $150,000, a common stock award with a fair value of $150,000, a grant of stock options with a fair value of $200,000 and an annual automobile allowance of $9,720. Mr. Ridenour also received reimbursement payments for relocation costs and legal fees totaling $37,917. Mr. Ridenour was appointed Chief Executive Officer on December 1, 2010 and did not receive any additional compensation arising from the increase in his job responsibilities.

Bonus Compensation. The Compensation and Benefits Committee annually considers the award of performance-based cash bonuses to compensate executives for achieving financial, operational and strategic goals and for individual performance. The amount of cash bonuses, if any, is established during deliberations by the Committee using its judgment after considering the subjective factors discussed above, individual performance and the bonus compensation for similar positions in our peer group of companies. As a result, bonuses may vary greatly from one year to the next.

The principal operational and strategic goals for FY 2010 are listed above. Cash bonus payments to Messrs. Rankin, French, Burton and Lutz paid in FY 2011 based on these goals were $270,000, $100,000, $90,000 and $50,000, respectively, representing 79.4%, 44.3%,44.6% and 27.3%, respectively, of each executive officers then base pay.

For fiscal 2011, the Compensation and Benefits Committee has established target cash bonus levels for each executive officer based on the level of responsibility for each executive position and by reference to the level of target cash bonus payments by the peer group of companies. The target cash bonus levels for each of the Company's executive officers as a percentage of each officer's base salary for fiscal year 2012 is as follows:

Name of Executive Officer	Target Bonus Percentage
Eric R. Ridenour	100%
Donald A. French	45%
Ronald M. Burton	35%
Jon Lutz	25%

Cash bonus payments and long-term incentive payments for FY 2011 to each executive officer will be based on the Compensation and Benefit Committees judgment as to the attainment by each executive of individual goals and the Company's attainment of Company-wide goals. Actual cash bonus payments may either exceed or be less than the target level based on the Compensation and Benefit Committees judgment as to whether individual and Company-wide goals were met, exceeded or partially-met.

Long-Term Incentive Compensation

The Compensation and Benefits Committee annually considers the award of long-term incentive compensation to compensate executive officers for their efforts in positioning the Company for long-term growth. The Compensation and Benefits Committee considers a number of subjective factors in setting the long-term incentive compensation for each executive officer including the specific goals listed above as well as each executive officers contribution to a variety of other Company-wide goals such as new customer and market development activities, supply chain optimization and improvement, technology base enhancements, new product development and launch activities, enhancement to the liquidity and visibility of the Company's common stock in the public trading markets and financing and capital raising activities, among other things. Subjective criteria are generally used to establish goals and objectives that the Board believes add value to the Company and enhance its prospects for long-term growth and success. The Compensation and Benefits Committee has not established quantitative formulas or other calculations to determine the amount of long-term incentive compensation, nor has it established a ceiling level or amount. The amount of long-term incentive compensation, if any, is established during deliberations by the Committee using its judgment after considering the subjective factors discussed above, individual performance and success and the long-term incentive compensation for similar positions in our peer group of companies. As a result, long-term incentive compensation may vary greatly from one year to the next.

Long-term incentive compensation may be paid in the form of Company common stock, or in the form of a grant of stock options or any combination of the foregoing. The Committee believes that equity-based compensation awards may aid in the retention of the executive and serve to align the interests of the executive with those of the Company's other shareholders. Equity-based compensation awards to Mr. Rankin (prior to his retirement) and Mr. French vest immediately. Equity-based compensation awards to Messrs. Ridenour, Burton and Lutz have a future service requirement (vesting period) of three years.

Awards of Equity-Based Compensation

We may pay long-term incentive compensation to executives in the form of stock bonus awards or stock options as discussed above. To the extent we grant equity-based compensation to executives in connection with our Compensation and Benefits Committee review of annual executive compensation, the grants will ordinarily be made on or about the date of the Annual Meeting. This practice helps avoid any perception that such equity-based compensation grants are "market timed" to provide an inappropriate compensatory benefit to the executive. We grant stock options to executives with an exercise price equal to the closing price of the Company's common stock on the NYSE Amex Stock Exchange on the date of grant. The date of grant for all stock option grants is the date the Board formally authorizes and approves the grant. The grant date is documented by minutes of a meeting of the Board of Directors or by a unanimous consent resolution of the Board of Directors signed by all directors.

The Compensation and Benefits Committee may also grant equity-based compensation throughout the year to key employees or executives depending on the circumstances. These grants may result from a variety of factors including, but not limited to, the hiring of a new employee, the desire to retain an existing employee, the reward of extraordinary individual performance, as an incentive for an executive to renew an employment agreement or as a reward for Company performance or individual accomplishments of exceptional value to the Company and its shareholders. The timing of these grants is typically event driven, and the Compensation and Benefits Committee does not time or consider the timing of any such grants to take advantage of current, potential or anticipated price changes in the Company's common stock.

Employment Agreements

Each executive officer has an employment agreement with the Company. The agreements provide for compensation in the form of annual base salary, which cannot be decreased during the term of the agreement, a monthly automobile allowance, the opportunity for cash bonuses, stock awards and stock options and employee benefits available to other Company employees. The agreements also provide for potential payments upon termination, voluntary retirement, voluntary or involuntary severance and termination upon a change in control of the Board of Directors. Mr. Rankin, the Company's previous Chief Executive Officer, retired on November 30, 2010 entitling him to certain retirement payments in accordance with the terms of his employment agreement.

Each executive officer received stock and option grants pursuant to their respective employment agreement for fiscal 2010. The grants were determined based on the factors described above under the section "Awards of Equity-Based Compensation" and are generally comparable to the equity compensation grants made by our peer group of companies. Mr. Ridenour received a grant of stock and options upon joining the company as a signing bonus.

The purpose of the employment agreements is to provide financial security for the executive, to aid in retention and to encourage loyalty and long-term employment with the Company.

Under the employment agreements, each executive has agreed not to disclose any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company's business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by the executive, individually or with others, at any time during the term of his employment agreement which relates to the business of the Company.

The employment agreements further provide that Messrs. Ridenour, French, Burton and Lutz, for a period of one year after the term of their respective employment agreements, will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company and for a period of one year after termination of the executive's employment agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will the executive induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

These agreements also provide for the acceleration of vesting of equity-based awards in certain circumstances and for potential severance payments upon voluntary or involuntary termination or termination upon a change in control. See "Compensation Discussion and Analysis - Employment Agreements- Treatment of Equity Awards" and "Potential Payments Upon Termination or Change in Control" below for additional information.

Tax and Accounting Considerations

All elements of our employee and executive compensation program generate charges to earnings under generally accepted accounting principles in the United States. Our allocations of the elements of total compensation are generally not influenced by the accounting treatment of each element. We do, however, consider the tax treatment of compensation elements as one factor in the allocation of each element.

We do not have a policy addressing recovery of variable pay in the event financial results underlying any such compensation are restated. If such an event does occur, our Compensation and Benefits Committee would determine the appropriate action under the circumstances.

EXECUTIVE COMPENSATION

The following tables and narrative discuss the compensation of our Chief Executive Officer, Chief Financial Officer and other highly compensated officers determined under the Securities and Exchange Commission rules for fiscal 2011. These persons are referred to as our named executive officers.

SUMMARY COMPENSATION TABLE FISCAL 2011
Name and						All other
principal	Fiscal			Stock	Option	compen-
position	year	Salary	Bonus	awards(3)	awards(3)	sation(4)	Total
		($)	($)	($)	($)	($)	($)

William G. Rankin
Chairman, Former
President and Chief	2011	236,568	270,000	175,000	155,000	765,993	1,602,561
Executive Officer (1)	2010	335,732	251,580	-	152,263	25,857	765,432
	2009	322,676	50,000	176,580	138,420	22,142	709,818

Eric R. Ridenour
President and Chief	2011	227,509	150,000	150,000	200,000	44,765	772,274
Executive Officer (2)	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-

Donald A. French
Treasurer, Secretary
and Chief Financial	2011	238,765	100,000	91,000	78,000	19,235	527,000
Officer	2010	222,797	137,200	-	74,578	19,072	453,647
	2009	214,012	30,000	87,200	67,799	18,958	417,969

Ronald M. Burton
Senior Vice President	2011	214,616	90,000	73,000	64,000	14,309	455,925
of Operations	2010	199,555	114,760	-	60,763	14,309	389,387
	2009	190,008	30,000	69,760	55,240	14,691	359,699

Jon Lutz
Vice President of	2011	188,413	50,000	45,000	48,000	15,683	347,096
Engineering	2010	181,851	73,600	-	45,399	15,949	316,799
	2009	176,380	20,000	43,600	41,400	15,928	297,308

  Mr. Rankin retired as Chief Executive Officer on November 30, 2010. Mr. Rankin continues to serve as the Chairman of the Board of Directors.
  Mr. Ridenour was hired on September 1, 2010 as President and Chief Operating Officer. Mr. Ridenour succeeded Mr. Rankin as Chief Executive Officer on December 1, 2010. The bonus, stock and option award compensation represent amounts paid to Mr. Ridenour as a signing bonus and were not a part of his annual performance based compensation.
  The amounts reported in the stock and option awards' columns represent the aggregate grant date fair value computed pursuant to FASB ASC Topic 718 in the Company's financial statements, not reduced by the estimated forfeiture rate. The assumptions used in determining the fair value are contained in footnote 2 to the Company's consolidated financial statements contained in Item 8 of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2011.
  Amounts reported in the all other compensation column above are comprised of the following items:

All Other Compensation
						Moving,
						professional
		401(k) plan		Employer		dues,
	Fiscal	matching	Automobile	paid life	Retirement	education
Name	year	contributions	allowance	insurance(1)	payment(3)	& other	Total
		($)	($)	($)	($)	($)	($)
William G. Rankin
Chairman, Former	2011	5,495	6,480	8,413	739,200	6,405	765,993
President and Chief	2010	7,201	9,720	8,681	-	255	25,857
Executive Officer	2009	6,910	9,720	5,376	-	136	22,142

Eric R. Ridenour	2011	-	5,670	1,178	-	37,917(2)	44,765
President and Chief	2010	-	-	-	-	-	-
Executive Officer	2009	-	-	-	-	-	-

Donald A. French
Treasurer, Secretary	2011	7,326	9,720	2,049	-	140	19,235
and Chief Financial	2010	7,201	9,720	1,456	-	695	19,072
Officer	2009	6,910	9,720	1,200	-	1,128	18,958

Ronald M. Burton	2011	-	9,720	4,589	-	-	14,309
Senior Vice President	2010	-	9,720	4,589	-	-	14,309
of Operations	2009	-	9,720	4,971	-	-	14,691

Jon Lutz	2011	5,495	9,720	254	-	214	15,638
Vice President of	2010	5,495	9,720	244	-	490	15,949
Engineering	2009	5,285	9,720	236	-	687	15,928

  Premiums paid by the Company to insure the salary continuation provisions contained in executive employment agreements which provide for the payment of three years of annual base salary to the estate of the executive in the event of his death during the term of the employment agreement.
  Includes income tax gross-ups on moving expenses, temporary living expenses and legal fees.
  Represents 24 months base salary pursuant to Mr. Rankin's employment agreement

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2011

			All other
			option		Grant
		All other	awards:		date fair
		stock	Number of	Exercise	value of
		awards:	securities	price of	stock and
	Grant	Number of	underlying	option	option
Name	date	shares of stock(1)	options(2)	awards	awards(3)
		(#)	(#)	($/Sh)	($)

William G. Rankin	8/13/10	66,540	139,640	$2.63	330,000

Eric R. Ridenour	9/01/10	67,873	130,719	$2.21	350,000

Donald A. French	8/13/10	34,601	70,270	$2.63	169,000

Ronald M. Burton	8/13/10	27,757	48,120	$2.63	137,000

Jon Lutz	8/13/10	17,110	36,090	$2.63	93,000

  Represents awards granted under the UQM Technologies, Inc. Stock Bonus Plan. The fair value of the shares granted is calculated using the closing price of our common stock on the date of grant.
  Represents awards granted under the UQM Technologies, Inc. 2002 Equity Incentive Plan, as amended.
  The grant date fair value is the amount computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model. The assumptions used in determining the fair value are contained in footnote 2 to the Company's consolidated financial statements contained in Item 8 of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2011.

Stock Awards

We granted stock awards under the Company's Stock Bonus Plan. The common stock granted to Messrs. Rankin, Ridenour and French vested immediately and the shares granted to Messrs. Burton and Lutz vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Awards

We granted option awards under the Company's 2002 Equity Incentive Plan. The options granted to Messrs. Rankin and French vest immediately and the options granted to Messrs. Ridenour, Burton and Lutz vest in three equal annual installments beginning on the first anniversary of the grant date. The options granted consisted of incentive and non-qualified stock options and are exercisable for a term of ten years from the date of grant in the case of Mr. Ridenour, five years from the date of grant in the case of Mr. Rankin, four years in the case of Messrs. Burton and Lutz, and three years in the case of Mr. French. The exercise price of the options is equal to the closing price of our common stock on the NYSE Amex Stock Exchange on the date of grant.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2011
Option awards					Stock awards
	Number	Number
	of securities	of securities			Number	Market value
	underlying	underlying			of shares	of shares
	unexercised	unexercised	Option	Option	of stock	of stock
	options	options	exercise	expiration	that have	that have
Name	exercisable	unexercisable	price	date	not vested	not vested(7)
	(#)	(#)	($)		(#)	($)

William G. Rankin	139,640	-	2.63	08/12/14
	70,492	-	4.73	11/02/15	-	-
	139,818	-	2.18	07/22/13
	100,000	-	3.84	11/29/15
	45,000	-	2.53	01/03/15
	100,000	-	2.21	11/15/14
	103,500	-	2.41	02/26/14
	64,000	-	2.75	02/13/13
	76,000	-	4.15	02/07/12

Eric R. Ridenour	-	130,719	2.21	08/31/20	-	-

Donald A. French(6)	70,270	-	2.63	08/12/14
	40,096	-	4.73	11/02/13	-	-
	68,484	-	2.18	07/22/13
	75,000	-	3.84	11/29/15
	25,000	-	2.53	01/03/15
	75,000	-	2.21	11/15/14
	100,000	-	2.41	02/26/14
	70,000	-	2.75	02/13/13
	70,000	-	4.15	02/07/12

Ronald M. Burton	-	48,120(3)	2.63	08/12/14	27,757(5)	82,716
	8,404	16,809(2)	4.73	11/02/14	-	-
	37,199	18,599(1)	2.18	07/22/13	10,667(4)	31,787
	-	-	-	-	-	-
	50,000	-	3.84	11/29/15
	50,000	-	2.21	11/15/14
	50,000	-	2.50	03/03/14

Jon Lutz	-	36,090(3)	2.63	08/12/14	17,110(5)	50,988
	6,279	12,559(2)	4.73	11/02/14	-	-
	2,879	13,939(1)	2.18	07/22/13	6,667(4)	19,867
	-	-	-	-	-	-
	11,364	-	3.57	08/21/17	-	-
	5,000	-	3.20	08/01/16
	35,000	-	3.84	11/29/15
	20,000	-	2.41	02/26/14
	35,000	-	2.75	02/13/13
	30,000	-	4.15	02/07/12

  These unexercisable options were granted on July 23, 2008. Two-third of the options have vested, an additional one-third will vest on July 23, 2011.
  These unexercisable options were granted on November 3, 2009. One-third of the options have vested, an additional one-third will vest on November 3, 2011 and the remainder will vest on November 3, 2012.
  These unexercisable options were granted on August 13, 2010. One-third of the options will vest on each of the next three anniversary dates starting August 13, 2011.
  The restricted shares were granted on July 23, 2008. Two-third of the shares have vested, the remainder will vest on July 23, 2011.
  The restricted shares were granted on August 13, 2010. One-third of the shares will vest on each of the next three anniversary dates starting August 13, 2011.
  Mr. French has transferred the non-qualified stock option portion of each grant to a limited partnership of which Mr. French is the general partner.
  The market value has been determined based on the closing price of Company common stock on March 31, 2011 of $2.98 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2011
	Option awards		Stock awards
	Number		Number
	of shares	Value	of shares	Value
	acquired	realized on	acquired	realized
Name	on exercise	exercise	on vesting	on vesting
	(#)	($)	(#)	($)

William G. Rankin	-	-	66,540	175,000

Eric R. Ridenour	-	-	67,873	168,325

Donald A. French	-	-	34,601	91,000

Ronald M. Burton	-	-	22,961	66,037

Jon Lutz	25,000	27,500	12,534	37,095

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified deferred compensation plans sponsored by us.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our Chief Executive Officer, Eric R. Ridenour, our Chief Financial Officer, Donald A. French, our Senior Vice President of Operations, Ronald M. Burton and our Vice President of Engineering, Jon Lutz.

Mr. Ridenour and Mr. French

The term of employment covered by the employment agreements for Mr. Ridenour and Mr. French continue through August 31, 2015 and August 21, 2012, respectively. The agreements for Mr. Ridenour and Mr. French contain voluntary and involuntary severance provisions, including severance provisions arising from a change in control of the Company. The agreements also provide for the availability of post-retirement health insurance and for payments due to voluntary retirement after attaining retirement age of 60 in the case of Mr. Ridenour and age 62-½ or twenty years of service with the Company in the case of Mr. French.

A voluntary severance payment of two months salary will be paid to Mr. Ridenour if he voluntarily resigns prior to age 60 without providing the required notice stated in the agreement. A voluntary severance payment of three months salary will be paid to Mr. French if he voluntarily resigns prior to age 62-½ without providing the required notice stated in the agreement. The agreement for Mr. Ridenour provides for a voluntary severance payment of six month's salary if he resigns prior to age 60 after satisfying the notice requirement. The agreement for Mr. French provides for a voluntary severance payment of one month's salary for each completed full year as an officer of the Company up to a maximum of 24 months salary if he resigns prior to age 62-½ after satisfying the notice requirement. In the event Mr. Ridenour's employment is involuntarily terminated by the Company without cause (including certain relocations and constructive terminations), other than upon a change in control event, the Mr. Ridenour will receive a lump sum payment equal to the greater of two month's salary for each completed full year as an officer of the Company or one year's salary. In the event Mr. French's employment is involuntarily terminated by the Company without cause (including certain relocations and constructive terminations), other than upon a change in control event, Mr. French will receive a lump sum payment equal to 24 months salary. In the event of a voluntary retirement by Mr. Ridenour after age 60 and after satisfying the notice requirement, Mr. Ridenour will receive a lump sum payment equal to the greater of two month's salary for each completed full year as an officer of the Company up to a maximum of 24 months salary. In the event of a voluntary retirement by Mr. French after age 62-½ and after satisfying the notice requirement, Mr. French will receive a lump sum payment equal to 24 months salary. In the event the executive's employment is involuntarily terminated as a result of a change in control, the executive will be paid twice the amount payable for an involuntary separation without cause. Generally the payments will be made in a lump sum within 30 days following separation from service, except to the extent a delay in payment is required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

Mr. Burton and Mr. Lutz

The term of the employment covered by the employment agreements for Mr. Burton and Mr. Lutz continues through August 21, 2012. The agreements for Mr. Burton and Mr. Lutz contain voluntary and involuntary severance provisions, including severance provisions arising from a change in control of the Company's Board of Directors. The agreements also provide for the availability of post-retirement health insurance and payments due to voluntary retirement after attaining retirement age (62-½).

A voluntary severance payment of six months salary will be paid if the executive voluntarily resigns prior to age 62-½ after providing the required notice stated in the agreement. If the executive has a voluntary severance, but does not provide the required notice, he will receive a payment equal to two months salary. In the event the executive's employment is involuntarily terminated without cause, other than upon a change in control event, the executive will be paid one month of salary for each complete year of service as an officer of the Company up to a maximum of 24 months or six months pay, whichever is greater. In the event the executive's employment is involuntarily terminated as a result of a change in control event, the executive will be paid twice the amount payable for an involuntary separation without cause. In the event of a voluntary retirement by the executive after age 62-½ and after satisfying the notice requirement, the executive will receive a lump sum payment equal to one month of pay for each month the executive has served as an officer of the Company plus an additional six months pay up to a maximum equal to 24 months salary. Generally the payments will be made in a lump sum within 30 days following separation from service, except to the extent a delay in payment is required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

Health and Life Insurance and Other Benefits

All of the executive employment agreements provide that upon retiring from the Company after attaining age 60 in the case of Mr. Ridenour or age 62-½ or twenty years of service as an officer of the Company in the case of Messrs. French, Burton and Lutz, the executive and his qualified family members may continue to purchase health insurance through the Company's group health insurance plan at the same cost as other employees from the date employment is terminated until the executive attains 65 years of age. Each executive of the Company also receives a monthly automobile allowance and may utilize Company paid financial and tax planning professionals to assist the executive with personal legal, financial planning and tax issues arising from the multiple facets of the Company's compensation program.

All of the employment agreements provide that the Company shall maintain at its expense, life insurance coverage on the executive payable to the executive's designees in an amount equal to three times the annual salary payable to each executive.

Treatment of Equity Awards

Retirement. When an executive retires, all stock options and bonus stock awards become fully vested. Incentive stock options may be exercised for a period of three months following retirement and non-qualified stock options may be exercised at any time until the expiration of their original term. Incentive stock options not exercised within the three month period following retirement may be converted to non-qualified stock options, in which case they may be exercised at any time until the expiration of their original term.

Change in Control. In the event of a change in control, all stock options and bonus stock awards held by executive officers become immediately vested. For purposes of the agreements, a change in control generally means any merger, reorganization, sale of substantially all Company assets, liquidation, a change in the composition of the Company's Board of Directors as defined in the employment agreement and any other transaction that the Board of Directors determines by resolution to be a corporate transaction.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our executive employment agreements provide compensation to Messrs. Ridenour, French, Burton and Lutz in the event of a termination of employment or a change in control. The agreements include restrictions on non-disclosure of confidential information and restrictive covenants relating to non-competition and non-solicitation. See "Employment Agreements" above in "Compensation Discussion and Analysis." The tables below show potential payments or benefits upon a termination or change in control assuming the triggering event took place on March 31, 2011. The closing price per share of our common stock on March 31, 2011 was $2.98. Actual amounts can only be determined at the date of the triggering event.
				Retirement	Life
				after age 60	insurance
			Termination	or upon	proceeds	Termination
		Termination	by us	attaining	upon	due to a
		by us for	without	20 years	termination	change in
	Quit	cause	cause	of service	by death	control
Eric R. Ridenour	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	195,000	-	390,000	-	1,170,000	780,000
Acceleration of unvested
equity awards	-	-	-	-	-	100,654(1)
Benefits:
Health Insurance Premiums	-	-	-	-	-	-

Total	195,000	-	390,000	-	1,170,000	880,654
Represents the intrinsic value of in-the-money non-vested stock option awards as of March 31, 2011 that would vest upon a change in control

				Retirement	Life
				after age 62-½	insurance
			Termination	or upon	proceeds	Termination
		Termination	by us	attaining	upon	due to a
		by us for	without	20 years	termination	change in
	Quit	cause	cause	of service	by death	control
Donald A. French	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	490,600(1)	-	490,600	490,600(1)	735,900	981,200
Acceleration of unvested
equity awards	-	-	-	-	-	-
Benefits:
Health Insurance Premiums(2)	143,676	-	143,676	143,676	-	143,676

Total	634,276	-	634,276	634,276	735,900	1,124,876

  Amount based on termination after 24 years of service as of March 31, 2011.
  Amount determined based on executive's age as of March 31, 2011 and current Company cost of premiums multiplied by the number of years until the executive attains age 65.

Life
insurance
			Termination		proceeds	Termination
		Termination	by us		upon	due to a
		by us for	without	Retirement	termination	change in
	Quit	cause	cause	after age 62-½	by death	control
Ronald M. Burton	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	110,500	-	110,500	-	663,000	221,000
Acceleration of unvested
equity awards	-	-	-	-	-	146,224(1)
Benefits:
Health Insurance Premiums	-	-	-	-	-	-

Total	110,500	-	110,500	-	663,000	367,224

Represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of March 31, 2011 that would vest upon a change in control.

Life
insurance
			Termination		proceeds	Termination
		Termination	by us		upon	due to a
		by us for	without	Retirement	termination	change in
	Quit	cause	cause	after age 62-½	by death	control
Jon Lutz	($)	($)	($)	($)	($)	($)
Compensation:
Base Salary/Severance	95,500	-	95,500	-	573,000	191,000
Acceleration of unvested
equity awards	-	-	-	-	-	94,637(1)
Benefits:
Health Insurance Premiums	-	-	-	-	-	-

Total	95,500	-	95,500	-	573,000	285,637

Represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of March 31, 2011 that would vest upon a change in control.

DIRECTOR COMPENSATION

During the fiscal year ended March 31, 2011 the Compensation and Benefits Committee retained the consulting firm Towers Perrin to assist it in establishing appropriate compensation for the Company's directors. This analysis included the evaluation of the board compensation practices of the peer group of alternative energy companies listed under "Compensation Philosophy and Objectives" above selected by the consulting firm that it believed competed with the Company in the marketplace for executive talent. After considering the recommendations of the compensation consultant, the Board of Directors adopted a director compensation policy consisting of an annual cash retainer and equity-based compensation that it believes appropriately aligns the interests of directors with those of the Company's shareholders.

Directors of the Company who are not employees may elect to receive an annual retainer of $35,000 in cash or the grant of options to acquire that number of shares of the Company's common stock that is equivalent to $35,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant or a combination of cash and options that together have a fair value of $35,000. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. Options granted under the plan vest immediately. In addition, The Chairman of the Board of Directors receives an additional annual cash retainer of $8,000 and the chairman of the Compensation and Benefits Committee and the Audit Committee each receive an additional annual cash retainer of $5,000 each.

Non-employee directors also receive each year shares under the Company's Stock Bonus Plan with a fair value of $14,000 on the date of grant. These shares vest immediately. In addition each non-employee director receives a stock option for that number of shares of the Company's common stock that is equivalent to $21,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant. Directors may elect option exercise periods ranging from three years to ten years in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. Options granted under this component of Director compensation vest immediately.

Non-employee Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, each non-employee director upon his initial election to the Board is awarded 2,000 shares of the Company's common stock at a purchase price of $0.01 per share under the Stock Bonus Plan. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors. Accordingly, Mr. Rankin (prior to his retirement), Mr. Ridenour and Mr. French did not receive additional compensation for their service as a director.

The following table sets forth information concerning remuneration paid to directors of the Company during fiscal 2011:

DIRECTOR COMPENSATION FISCAL 2011(4)
	Fees earned			All
	or paid in	Stock	Option	other
	cash	awards (3)	awards (3)	compensation	Total
Name	($)	($)	($)	($)	($)

William G. Rankin	14,667	15,174	23,636	-	53,477

Stephen J. Roy	41,666	14,000	21,000	-	76,666

Jerome H. Granrud	41,666	14,000	21,572	-	77,238

Donald W. Vanlandingham	11,667	14,000	61,000	-	86,667

Joseph P. Sellinger	35,000	14,000	21,000	-	70,000

  The table below shows the aggregate number of shares of common stock granted under the Stock Bonus Plan held by each non-employee director as of March 31, 2011and does not include shares acquired by Mr. Rankin while an employee of the Company:

Number of
common shares
William G. Rankin	7,903

Stephen J. Roy	17,976

Jerome H. Granrud	17,976

Donald W. Vanlandingham	17,976

Joseph P. Sellinger	13,619

  The table below shows the aggregate number of option awards granted under the Stock Bonus Plan held by each non-employee director as of March 31, 2011 and does not include option awards to Mr. Rankin while he was an employee of the Company:

		Number of	Option	Option
		options	exercise	expiration
	Grant date	outstanding	price	date

William G. Rankin	12/01/2010	19,697	$ 1.92	11/30/2015

Stephen J. Roy	08/13/2010	14,789	$ 2.63	08/12/2018
	11/03/2009	11,574	$ 4.73	11/02/2014
	07/23/2008	17,647	$ 2.18	07/22/2013
	11/01/2007	11,538	$ 3.40	10/31/2012

Jerome H. Granrud	08/13/2010	9,524	$ 2.63	08/12/2013
	08/13/2010	9,910	$ 2.63	08/12/2014
	11/03/2009	12,438	$ 4.73	11/02/2013
	07/23/2008	22,059	$ 2.18	07/22/2011
	11/01/2007	13,158	$ 3.40	10/31/2011
	08/02/2006	3,937	$ 3.20	08/01/2011

Donald W. Vanlandingham	08/13/2010	48,413	$ 2.63	08/12/2016
	11/03/2009	17,413	$ 4.73	11/02/2013
	07/23/2008	51,949	$ 2.18	07/22/2012
	11/01/2007	11,538	$ 3.40	10/31/2012

Joseph Sellinger	08/13/2010	17,500	$ 2.63	08/12/2015
	11/03/2009	12,111	$ 4.73	11/02/2019
	07/23/2008	17,647	$ 2.18	07/22/2013
	03/21/2008	6,944	$ 1.95	03/20/2013

  The amount reported is the aggregate grant date fair value computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model. . The assumptions used in determining the fair value are contained in footnote 2 to the Company's consolidated financial statements contained in Item 8 of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2011.Stock and option awards vest in full on the date of grant.
  Does not include information for Messrs. Ridenour and French, who as officers of the Company serve on the Board without additional compensation.

The Board of Directors determines the total amount of the annual retainer and bonus share award payable to non-employee members of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT1

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommends that it be included in our annual report on Form 10-K for the fiscal year ended March 31, 2011 and Proxy Statement for the annual meeting of shareholders to be held August 3, 2011.

Compensation and Benefits Committee

Stephen J. Roy

Donald W. Vanlandingham

Joseph P. Sellinger

June 7, 2011

               1 The material in this report is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with all members of the Board of Directors and with certain officers. Such agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Colorado law and the Company's Bylaws.

The Company has not adopted a written related person transactions policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related person's transactions." The Audit Committee approves any transaction between the Company and a related person. A related person is any executive officer, director, or more than five percent shareholder of the Company's stock, including any of their immediate family members, and any entity owned or controlled by such persons.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company's $0.01 par value common stock by (i) beneficial owners of five percent or more of the Company's common stock, (ii) each director and nominee director, (iii) each of the named executive officers and (iv) all directors and executive officers as a group, as of June 7, 2011 except for the beneficial owners of five percent or more which are as of December 31, 2010. Unless otherwise noted, each shareholder's address is the address of the Company and exercises sole voting and investment power with respect to the shares beneficially owned.

	Number of Common Shares
Name of Beneficial Owner	Beneficially Owned	Percent of Class (1)
William G. Rankin(3)	1,031,254	2.68%
Eric R. Ridenour	67,873	0.18%
Donald A. French	666,681	1.73%
Ronald M. Burton	304,367	0.79%
Jon Lutz	193,771	0.50%
Stephen J. Roy	78,524	0.20%
Jerome H. Granrud	89,846	0.23%
Donald W. Vanlandingham	160,289	0.42%
Joseph P. Sellinger	67,821	0.18%
BlackRock, Inc. (2)	2,297,441	5.98%
Director and Executive Officers as a Group (nine persons)	2,660,426	6.92%

  Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 7, 2011. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.
  Based on reported holdings as of December 31, 2010. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022
  Mr. Rankin disclaims beneficial ownership of 4,000 shares which are held in a custodial account for the benefit of his grandchildren under the Uniform Gift to Minors Act.

EQUITY COMPENSATION PLAN INFORMATION
Number of securities
remaining available for
future issuance under
	Number of securities to be	Weighted-average	equity compensation
	issued upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,022,476	$ 2.97	1,485,007
Equity compensation plans not approved by security holders	-	$ -	-
Total	3,022,476	$ 2.97	1,485,007

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP, a registered public accounting firm, as the Company's independent auditors for the fiscal year ending March 31, 2012, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Grant Thornton LLP was engaged as the Company's auditors in September 2004. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's governing documents, nor law, require stockholder ratification of the selection of Grant Thornton LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be ratified, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act (unless the proxy form has been marked against or authority to vote is withheld) will be voted in favor of the proposal.

Independent Auditor's Fees

The following table represents aggregate fees billed to the Company by Grant Thornton LLP for the fiscal years ended March 31, 2011 and 2010:
	2011	2010
Audit Fees (1)	$ 257,093	$ 295,983
Audit - Related Fees (2)	$ 26,250	$ -
Tax Fees	$ -	$ -
All Other Fees	$ -	$ -

  Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and effectiveness of internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and professional services rendered related to comfort letter procedures for stock offering and providing consent to include the Auditor's opinion in registration statements.
  Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in Audit Fees.

All fees described above incurred in connection with services performed by Grant Thornton LLP were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee of the Board of Directors has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the principal accountant's independence.

Disagreements with Auditors

There have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

Shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This advisory vote offers shareholders the opportunity to endorse or not endorse the Company's executive compensation policies and practices described in this proxy statement.

Our executive compensation programs are designed with the objectives of attracting, motivating and retaining highly qualified executives, providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders. Accordingly, we are submitting the following resolution for shareholder vote at the Annual Meeting of Shareholders:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

For a more complete discussion of our compensation policies and practices please see the "Compensation Discussion and Analysis" section and the accompanying compensation tables and narrative disclosures in this proxy.

Your vote on this matter is advisory and non-binding, and therefore cannot overrule any decisions made by the Board of Directors of the Company. However, the Compensation and Benefits Committee will consider the outcome of this shareholder vote in its future deliberations on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Shareholders have the opportunity to indicate, on an advisory basis, their preference as to the frequency of future advisory votes on the compensation of our named executive officers. For this proposal, shareholders may indicate whether they would prefer that we hold future advisory votes on executive compensation every one, two or three years.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative, and therefore, our Board of Directors recommends that you vote for a ONE-YEAR frequency for the advisory vote on executive compensation. Accordingly, we are submitting the following resolution for shareholder vote at the Annual Meeting of Shareholders:

"RESOLVED, that the highest number of votes cast by the shareholders for the option set forth below shall be [determined to be] the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the proxy statement every:

* one year;

* two years;

* or three years."

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as annually disclosed in the proxy statement.

You may cast your vote on your preferred voting frequency by choosing the option of:

A. One year (recommended by our Board),

B. Two years,

C. Three years, or

D. Abstain from voting.

The frequency that receives the highest number of votes cast by shareholders will pass. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote on compensation of our named executive officers more or less frequently than the option that receives the highest number of votes cast by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FREQUENCY OF "ONE YEAR" FOR FUTURE

NON-BINDING SHAREHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSALS BY SHAREHOLDERS

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by April 15, 2012 to UQM Technologies, Inc., Attn: Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504.  Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals and the provisions of our Bylaws.

Our Bylaws provide that any proposals by shareholders for the next Annual Meeting will not be acted on at the meeting unless notice thereof is received at our principal executive offices not less than 60 days or more than 90 days before the meeting.  Our Bylaws also provide that nominations to the Board of Directors for the 2012 Annual Meeting may not be made by shareholders unless written notice is received by the Secretary of the Company before March 19, 2012.  You should review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

If we are not notified of intent to present a proposal at our 2012 Annual Meeting by 60 calendar days before the 2012 meeting date, which we expect will be within 30 calendar days of August 3, 2012, we will have the right to exercise discretionary voting authority with respect to any proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company's fiscal 2011 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Written requests for such Report should be directed to:

Secretary

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado 80504

Phone (303) 682-4900

The Company's Annual Report on Form 10-K is also available on the Company's web site at www.uqm.com or at the web site that the Securities and Exchange Commission maintains at www.sec.gov.

APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.

/s/ DONALD A. FRENCH
Donald A. French

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504

Eric R. Ridenour and Donald A. French, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on August 3, 2011 or any postponement or adjournment thereof.

________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

1.  TO ELECT A BOARD OF SEVEN DIRECTORS TO SERVE FOR THE ENSUING YEAR AND THEREAFTER UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

William G. Rankin        Eric R. Ridenour        Donald A. French        Stephen J. Roy

Jerome H. Granrud         Donald W. Vanlandingham        Joseph P. Sellinger

ELECTION OF DIRECTORS	[ ] FOR all nominees listed above	[ ] WITHHOLD AUTHORITY

(except as marked to the contrary above)

to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name above.)

2.  CONSIDER AND VOTE UPON A PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP TO ACT AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.  TO CONDUCT AN ADVISORY VOTE ON COMPENSATION FOR OUR NAMED EXECUTIVES.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.  TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION FOR OUR NAMED EXECUTIVES.

[ ] 1 YR	[ ] 2 YRS	[ ] 3 YRS	[ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED BY THE SHAREHOLDER ON THE PROXY CARD. IF NO SUCH DIRECTIONS ARE INDICATED, THIS SHARES WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, & 3, AND 1 YEAR FOR PROPOSAL 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated __________________, 2011

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
_____________________________________
Signature

______________________________________
Signature, if held jointly

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IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Shareholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/UQM

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/UQM** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 22, 2011 to facilitate timely delivery.

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Shareholder Meeting Notice

UQM Technologies, Inc.'s Annual Meeting of Shareholders will be held on August 3, 2011 at the Golden Hotel, 800 Eleventh St., Golden, CO 80401, at 10:00 a.m., Denver Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Meeting

Directions from Denver International Airport -
Take I-70 WEST 20 miles to exit number 265 (Highway 58).
Take Highway 58 west 5 miles to WASHINGTON AVENUE exit.
Turn LEFT (south) on WASHINGTON AVENUE.
Turn RIGHT on 11TH STREET.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Directions from points North of Denver
Take I-25 SOUTH to I-76 WEST.
Follow I-76 WEST west/Southwest for about 6 miles.
Bear RIGHT (west) and merge onto I-70 WEST.
Take I-70 West 4 miles to exit number 265 (Highway 58).
Take Highway 58 west 5 miles to WASHINGTON AVENUE exit.
Turn LEFT (south) on WASHINGTON AVENUE.
Turn RIGHT on 11th Street.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Directions from points South of Denver
Take I-25 NORTH to C-470 WEST.
Follow C-470 West/Northwest for about 25 miles.
Exit on HIGHWAY 6 WEST to Golden/Central City (Stay to the left, C-470 will end at Hwy 6).
Continue on HIGHWAY 6 to 19TH STREET.
Turn RIGHT on 19TH STREET and go 5 blocks to Washington Avenue.
Turn LEFT on WASHINGTON AVENUE.
Turn LEFT on 11TH STREET.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Directions from points West of Denver
Take I-70 EAST to C-470 West/Northwest (exit 260).
Exit on HIGHWAY 6 WEST to Golden/Central City (Stay to the left, C-470 will end at Hwy 6).
Continue on Highway 6 to 19th Street.
Turn RIGHT on 19TH STREET and go 5 blocks to Washington Ave.
Turn LEFT on WASHINGTON AVENUE.
Turn LEFT on 11TH STREET.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/UQM**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials UQM Technologies, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 22, 2011.

01CKXE

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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ADD 3
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM CST on August 3, 2011.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/UQM**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 & 3, and 1 YEAR for Proposal 4.

+

Nominee	For	Withhold
01 - William G. Rankin	☐	☐
02 - Eric R. Ridenour	☐	☐
03 - Donald A. French	☐	☐
04 - Stephen J. Roy	☐	☐
05 - Lieutenant General Jerome H. Granrud (Retired)	☐	☐
06 - Donald W. Vanlandingham	☐	☐
07 - Joseph P. Sellinger	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 1 7 5 2 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01CKMF

2011 Annual Meeting Admission Ticket

2011 Annual Meeting of
UQM Technologies, Inc. Shareholders

Wednesday, August 3, 2011, 10:00 a.m. Denver Time
The Golden Hotel
800 Eleventh Street, Golden, Colorado 80401

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions to the Meeting

Directions from Denver International Airport -
Take I-70 WEST 20 miles to exit number 265 (Highway 58).
Take Highway 58 west 5 miles to WASHINGTON AVENUE exit.
Turn LEFT (south) on WASHINGTON AVENUE.
Turn RIGHT on 11TH STREET.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Directions from points North of Denver
Take I-25 SOUTH to I-76 WEST.
Follow I-76 WEST west/Southwest for about 6 miles.
Bear RIGHT (west) and merge onto I-70 WEST.
Take I-70 West 4 miles to exit number 265 (Highway 58).
Take Highway 58 west 5 miles to WASHINGTON AVENUE exit.
Turn LEFT (south) on WASHINGTON AVENUE.
Turn RIGHT on 11th Street.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Directions from points South of Denver
Take I-25 NORTH to C-470 WEST.
Follow C-470 West/Northwest for about 25 miles.
Exit on HIGHWAY 6 WEST to Golden/Central City (Stay to the left, C-470 will end at Hwy 6).
Continue on HIGHWAY 6 to 19TH STREET.
Turn RIGHT on 19TH STREET and go 5 blocks to Washington Avenue.
Turn LEFT on WASHINGTON AVENUE.
Turn LEFT on 11TH STREET.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

Directions from points West of Denver
Take I-70 EAST to C-470 West/Northwest (exit 260).
Exit on HIGHWAY 6 WEST to Golden/Central City (Stay to the left, C-470 will end at Hwy 6).
Continue on Highway 6 to 19th Street.
Turn RIGHT on 19TH STREET and go 5 blocks to Washington Ave.
Turn LEFT on WASHINGTON AVENUE.
Turn LEFT on 11TH STREET.
The Golden Hotel will be on your right at the corner of 11th Street and Washington Avenue.
Additional covered parking can be accessed via ramp at West end of lot.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UQM

Proxy — UQM TECHNOLOGIES INC.

Proxy Solicited by Board of Directors for Annual Meeting — August 3, 2011

(Items to be voted appear on reverse side.)

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 03, 2011

UQM TECHNOLOGIES, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

0000110295_1 R1.0.0.11699

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 06, 2011
Date: August 03, 2011 **Time:** 10:00 AM MDT
Location: Golden Hotel
800 Eleventh Street
Golden, Colorado 80401

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BARCODE

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before July 20, 2011 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000110295_2 R1.0.0.11699

Voting items

1. Election of Directors

Nominees

01 William G. Rankin	02 Eric R. Ridenour	03 Donald A. French	04 Stephen J. Roy	05 Jerome H. Granrud
06 Donald W. Vanlandingham	07 Joseph P. Sellinger			

The Board of Directors recommends you vote FOR the following proposal(s):

The Board of Directors recommends you vote 1 YEAR on the following proposal:

BARCODE

→ 0000 0000 0000

Broadridge Internal Use Only
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Cusip
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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000110295_4 R1.0.0.11699

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 & 3, and 1 YEAR for Proposal 4.

Nominee	For	Withhold
01 - William G. Rankin	☐	☐
02 - Eric R. Ridenour	☐	☐
03 - Donald A. French	☐	☐
04 - Stephen J. Roy	☐	☐
05 - Lieutenant General Jerome H. Granrud (Retired)	☐	☐
06 - Donald W. Vanlandingham	☐	☐
07 - Joseph P. Sellinger	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 1 7 5 2 6 2

01CKNE